UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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REGAN HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

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REGAN HOLDING CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held June 11, 2007

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the “Annual Meeting”) of Regan Holding Corp., a California corporation (the “Company”), will be held at 2090 Marina Avenue, Petaluma, California 94954 on Monday, June 11, 2007, at 8:00 a.m., or at any adjournment thereof.  At the Annual Meeting, the shareholders will be asked to consider and act upon the following matters:

1.

To elect five (5) directors to hold office until the Annual Meeting of Shareholders in 2008 and until their respective successors are elected and qualify.

2.

To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

3.

To consider and act upon such other business that properly comes before the Annual Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on April 27, 2007, are entitled to notice of and to vote at the Annual Meeting and any adjournments.

It is very important that your shares are represented and voted at the Annual Meeting.  Your shares may be voted by returning the enclosed proxy card.  If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.  We would appreciate your informing us on the proxy card if you expect to attend the Annual Meeting so that we can provide adequate seating for attendees.

The continuing interest of our shareholders in the business of the Company is appreciated and we hope many of you will be able to attend the Annual Meeting.

By Order of the Board of Directors

/s/ R. Preston Pitts

R. Preston Pitts

Secretary

Dated:  May 8, 2007

Petaluma, California

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold.  Whether or not you plan to attend the Annual Meeting, please complete and return your proxy card in the enclosed envelope as soon as possible.

REGAN HOLDING CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held June 11, 2007

The Annual Meeting of Shareholders (the “Annual Meeting”) of Regan Holding Corp., a California corporation (the “Company”) will be held at 2090 Marina Avenue, Petaluma, California 94954 on Monday, June 11, 2007, at 8:00 a.m., or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be used at the Annual Meeting or at any and all adjournments (that take place within eleven months from the issuance of such proxy) of such meeting.  The enclosed proxy card is solicited by the Board of Directors of the Company.  By executing and returning the enclosed proxy card or by following the enclosed voting instructions, you authorize the persons named in the proxy card to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Shareholders.  The mailing address of the Company’s principal executive offices is 2090 Marina Avenue, Petaluma, California 94954.

Commencing approximately May 8, 2007, the Company is mailing its Annual Report on Form 10-K for the year ended December 31, 2006, together with this Proxy Statement and the enclosed proxy card, to the shareholders.  If you attend the Annual Meeting, you may vote in person.  If you are not present, your shares can be voted only if you have completed a properly executed proxy card.  If you have completed a properly executed proxy card, your shares will be voted as you specify.  If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors.  You may revoke the authorization given in your proxy card at any time before the shares are voted at the Annual Meeting.  To do this, send a written notice of revocation or another signed proxy card dated at a later date to the Secretary of the Company at the Company's principal executive offices prior to the date of the Annual Meeting.  You may also revoke your proxy by attending the Annual Meeting and voting in person.

Voting Rights

The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on April 27, 2007.  As of the record date, the Company had outstanding 23,525,231 shares of Series A Common Stock, no par value (the “Series A Stock”), and 550,473 shares of Series B Common Stock, no par value (the “Series B Stock”).  As of the date of this Proxy Statement, the Company is not in arrears in dividends.  The shares of Series A Stock and Series B Stock are collectively referred to herein as “Common Stock” and the holders of shares of Common Stock vote together as a single class.

The shares of Common Stock are the only outstanding voting securities of the Company.  A holder of Common Stock is entitled to cast one vote for each share held of record by such holder on the record date on all matters to be considered at the Annual Meeting.  As explained under Item 1 of this Proxy Statement, cumulative voting will be permitted with respect to the election of directors.

The person appointed by us to act as election inspector for the Annual Meeting will count votes cast by proxy and in person at the Annual Meeting.  The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.  Shares for which a holder has elected to abstain on a matter and broker non-vote shares will count for purposes of determining the presence of a quorum.  For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote.  For actions requiring approval based on the number of shares outstanding, abstentions and broker non-votes will have the same effect as negative votes.

The proxy solicitor, the election inspector and the tabulators of all proxies, ballots and voting tabulations that identify shareholders are independent and are not employees of the Company.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors to be elected at five (5) and has nominated the persons identified below to serve as directors until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify.  Each of the nominees listed below is currently a director of the Company.

Name and Age	Principal Occupation	Director Since
Lynda L. Regan 58 years old	Ms. Regan has served as Chairman of the Board and Chief Executive Officer of the Company since 1992. She was Senior Vice President and Treasurer of the Company from 1990 to 1992.	1990
R. Preston Pitts 55 years old

Mr. Pitts served as Chief Financial Officer of the Company from 1994 to 1997, has served as President and Secretary of the Company since 1997, and as President, Secretary and Chief Operating Officer of the Company since 1998.  As of April 19, 2004, he became interim Chief Financial Officer of the Company.  Prior to joining the Company, he owned Pitts Company, a certified public accounting firm specializing in services for insurance companies, served as a financial officer for United Family Life Insurance Company and American Security Insurance Group, both Fortis-owned companies, and was an Audit Manager for Ernst & Young.

		1995
Ute Scott-Smith 47 years old	Ms. Scott-Smith, ChFC, has run her own financial services business since January 2003. She also served as Senior Vice-President of the Company from 1990 to April of 1997.	1997
Dr. Donald Ratajczak 64 years old

Dr. Ratajczak is a consulting economist.  Prior to April 1, 2003, he was the Chief Executive Officer and Chairman of the Board of Brainworks Ventures, Inc. prior to its merger with Assurance America Corp.  Since then, he has served as a director of the combined entity.  From 1973 until his retirement in June 2000, Dr. Ratajczak was Director of the Economic Forecasting Center in the J. Mack Robinson College of Business of Georgia State University.  Prior to founding the Center in 1973, Dr. Ratajczak was Director of Research for the UCLA Business Forecasting Project.  Dr. Ratajczak also serves as a director of Ruby Tuesday, Inc., Crown Craft, Inc. and Citizens Trust Bank.

		2000

J. Daniel Speight, Jr. 50 years old

Mr. Speight was the Vice Chairman, Chief Financial Officer and a director of Flag Financial Corporation, a bank holding company, and of Flag Bank, a wholly owned subsidiary of Flag Financial.  Mr. Speight served as Chief Executive Officer and a director of Middle Georgia Bankshares, Inc. from 1989 until its merger with Flag Financial Corporation in March 1998 and has served in various positions as President, Chief Executive Officer and a director of Citizens Bank and the resultant Flag Financial Corporation since 1984.  Mr. Speight previously served as Chairman of The Bankers Bank and is currently a managing principal in Bankers Capital Group LLC and a member of the State Bar of Georgia.  He is past Chairman of the Georgia Bankers Association Community Banking Committee, past President of the Community Bankers Association of Georgia, and past director of the Independent Bankers Association of America.

2000

The Board of Directors recommends that shareholders vote “FOR” all the nominees.

Although it is not contemplated that any of the nominees will decline or be unable to serve, the proxies will be voted by the proxy holders at their discretion for another person if such a contingency should arise.  Unless otherwise directed in the accompanying proxy, or as specified above, the proxies will be voted “FOR” the election of the nominees named above.  Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

The Company’s Bylaws provide that each shareholder is entitled to cumulate such shareholder’s votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many nominees as the shareholder considers appropriate.  This cumulative voting right may not be exercised unless the nominee’s name has been placed in nomination prior to the voting and one or more shareholders has given notice at the Annual Meeting prior to the voting of the shareholder’s intent to cumulate such shareholder’s vote.  The proxy holders may exercise this cumulative voting right at their discretion.  The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.  Abstentions and broker non-votes will have no effect.

Under an insurance brokerage agreement among the Company, Lynda L. Regan and Moody Insurance Group (“MIG”), Ms. Regan has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG’s president and sole shareholder, as a director of the Company should he wish to be elected.  However, at the present time, MIG engages in business activities that compete with the Company.  Therefore, in order to avoid any issue as to the propriety of Mr. Moody’s serving on the Company’s Board, Mr. Moody has agreed to relinquish his right to serve on the Board until the 2007 Annual Meeting in return for nominal consideration from the Company.  The termination of the brokerage agreement with MIG would not have a material effect on the financial condition of the Company.

Board Committees and Meetings

The Board of Directors met four times in 2006.  All of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held in 2006 and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served.

The Company has two standing committees: the Audit Committee and Compensation Committee.  Both the Audit Committee and the Compensation Committee consist of Ute Scott-Smith, Dr. Donald Ratajczak and J. Daniel Speight, Jr.  Each member of the Audit Committee is “independent” as that term is defined in the New York Stock Exchange listing standards and under the rules of the Securities and Exchange Commission (“SEC”).  Dr. Ratajczak and Mr. Speight qualify as “audit committee financial experts” under the SEC rules.  During 2006, the Audit Committee held eight meetings and the Compensation Committee had one meeting  and held discussions and acted several times in 2006 by written consent in lieu of a meeting.

The Company currently has no nominating committee.  Given the size of the Company and its resources, the Board of Directors believes that this is appropriate.  The Amended and Restated Bylaws of the Company provide that the Company’s management, including directors Lynda Regan and Preston Pitts who are not “independent” as that term is defined in the New York Stock Exchange listing standards, and the non-management directors, shall have the right to nominate directors for election at the Annual Meeting.

The Board of Directors has not established a formal process for shareholders to send communications to the Board, nor does it have a policy with regard to the consideration of any director candidates recommended by shareholders.  Given the size of the Company and its resources, the Board of Directors believes that this is appropriate.

Attendance at Annual Meetings

All directors are expected to attend the Annual Meeting and be available, when requested by the chairperson of the Annual Meeting, to answer any questions shareholders may have.  All members of the Board of Directors attended last year’s annual meeting.

Executive Officers

In addition to Lynda L. Regan and R. Preston Pitts, both of whom are directors who also serve as executive officers of the Company and are identified above, the following individual also serves as an executive officer of the Company:

John W. Abbott, 49 years old, was appointed Vice President and Chief Information Officer of the Company in March 2003.  From 1999-March 2003, Mr. Abbott ran his own consulting firm, WOW Solutions.  He was also Vice President of Technology Architecture and Planning at SunAmerica Insurance Company from 1997-1999.  Prior to 1997, he served as Vice President at Transamerica Life and Annuity Company.

Finance Code of Professional Conduct

The Company has adopted a Finance Code of Professional Conduct incorporating the provisions required by the SEC.  The Finance Code applies to the Chief Executive Officer (CEO), President, Chief Financial Officer (CFO), Chief Information Officer (CIO), Chief Operations Officer (COO), Chief Marketing Officer (CMO) and Chief Actuary of the Company, the Vice President of LFS Marketing, and the directors and employees of the Company’s finance department.  The Finance Code of Professional Conduct is available on the Company’s website at www.legacynet.com.

Family Relationships

Lynda L. Regan, Chairman of the Board and Chief Executive Officer of the Company, is married to R. Preston Pitts, President, Chief Operating Officer and director of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of Series A Stock of the Company beneficially owned by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and officers of the Company as a group.  The information set forth below is as of April 27, 2007.  No director or officer owns any Series B Stock.

Name	Position	Total	Percent
Lynda L. Regan	Director, Chairman of the Board & Chief Executive Officer	11,654,433 (1)	48.4%
R. Preston Pitts	Director, President, Chief Operating Officer and Chief Financial Officer	1,551,266 (2)	6.4%
Ute Scott-Smith	Director	400,000 (3)	1.7%

J. Daniel Speight, Jr.	Director	85,000 (4)	*

Donald Ratajczak	Director	85,000 (4)	*

John W. Abbott	Chief Information Officer	115,000 (5)	*
All executive officers and directors as a group		13,890,699	57.7%

(1)

Includes 413,700 shares issuable pursuant to stock options that are exercisable within 60 days.

(2)

Includes 810,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(3)

Includes 100,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(4)

Includes 85,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(5)

Includes 115,000 shares issuable pursuant to stock options that are exercisable within 60 days.

*

Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC.  The rules of the SEC require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received from reporting persons, the Company believes that with respect to the year ended December 31, 2006, all reporting persons timely filed the required reports.

Certain Shareholders

The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company’s outstanding Common Stock other than Lynda L. Regan, Chairman of the Board and Chief Executive Officer of the Company, and R. Preston Pitts, President, Chief Operating Officer and Chief Financial Officer, whose ownership is listed above.  The address for Lynda L. Regan and R. Preston Pitts is 2090 Marina Avenue, Petaluma, California 94954.

Audit Committee

The Company has a standing Audit Committee and has adopted a written charter for the Audit Committee.  The Audit Committee oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations.  The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The following functions are the key responsibilities of the Audit Committee:

•

Selecting, evaluating and, where appropriate, replacing the independent auditors;

•

Reviewing the terms of engagement of the independent auditors;

•

Reviewing the Company’s procedures with respect to the appropriateness of significant financial policies and accounting systems and the effectiveness of the Company’s internal controls;

•

Reviewing information from the independent auditors pertaining to the independent auditors’ independence;

•

Reviewing the audited financial statements in the Annual Report filed on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, if any, and the clarity of disclosures in the financial statements;

•

Reviewing with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles; and

•

Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

Compensation Committee

The Compensation Committee, which was formed in December 2004, is responsible for, among other things, (i) reviewing and approving the compensation and benefits for the Company’s officers, (ii) administering the Company’s stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters.  The executive officers of the company have made recommendations in the past on their own and other officers’ compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted by the Compensation Committee,

Donald Ratajczak

Ute Scott-Smith

J. Daniel Speight, Jr.

Compensation Discussion and Analysis

Executive Compensation

The Company’s executive compensation policies and programs are generally intended to (i) relate the compensation of the Company’s executives to the success of the Company and to the creation of shareholder value and (ii) attract, motivate and retain highly qualified executives.  In establishing a level of compensation for 2006, the Compensation Committee considered a number of factors, including: (i) the financial condition and performance of the Company; (ii) the compensation levels of executives in comparable positions with companies in industries in which the Company competes for executives, primarily the financial services and insurance industries; and (iii) the abilities of the executives and their contributions to the Company’s strategic goals and performance.

Executive compensation is comprised primarily of base salary, short-term incentive bonus and long-term incentives in the form of stock options.  The main elements of our compensation program are designed to align executive interests with the interests of shareholders; support individual motivation and excellence; and recognize business results.

Base Salary

Salaries provide executives with a base level of income.  The salary program helps achieve the objectives outlined above by attracting and retaining talent.  The amount of annual salary is based on the level of responsibility and the performance assessment of the individual.

Bonus Compensation

The bonus program is highly variable depending on annual business results.  Annual bonuses are granted once a year and are based on two factors.  First, the payment of the annual bonus is based on the annual net income of the Company and other business performance factors.  Second, the size of individual awards is differentiated among participants based on individual performance assessments, experience, and level of responsibility.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program is designed to align long-term executive interests with those of shareholders.  Awards to the executive officers are made based upon their level of responsibility.

The Company currently sponsors two stock-based compensation plans.  Under both plans, the exercise price of each option equals the estimated fair value of the underlying Series A Stock on the date of grant, as estimated by management, except for incentive stock options granted to shareholders who own 10% or more of the Company’s outstanding Common Stock, where the exercise price equals 110% of the estimated fair value.  Both plans are administered by committees, which are appointed by the Company's Board of Directors.

Employee Option Plan — Under the Regan Holding Corp. 1998 Stock Option Plan (the "Employee Option Plan"), the Company may grant to employees and directors incentive stock options and non-qualified options to purchase the Company's Series A Stock (collectively referred to herein as "Employee Options").  A total of 8.5 million shares have been reserved for grant under the Employee Option Plan.  The Employee Options generally vest over four or five years and expire in ten years, except for incentive stock options granted to shareholders who own 10% or more of the outstanding shares of the Company’s Common Stock, which expire in five years. Starting on January 1, 2006, the Company estimates the fair value of each stock option award on the date of grant using the Black-Scholes stock option valuation model.  The estimated fair value of employee stock option awards is amortized over the award’s vesting period on a straight-line basis.  Compensation expense related to stock options awarded in 2006 was immaterial.  Prior to January 1, 2006, the Company used the intrinsic value method of accounting for stock-based awards granted to employees and, accordingly, did not recognize compensation expense for its stock-based awards to employees.

Producer Option Plan — Under the Regan Holding Corp. Producer Stock Option and Award plan (the "Producer Option Plan"), the Company may grant to Legacy Marketing producers and Legacy Financial registered representatives shares of the Company's Series A Stock and non-qualified stock options (the "Producer Options") to purchase the Company's Series A Stock.  A total of 12.5 million shares have been reserved for grant under the Producer Option Plan.  We granted a total of 30,000 stock options to producers in 2006 and 15,000 stock options in each of the two years ended December 31, 2005.  Total expenses recorded for Producer stock option grants were $6,000, $8,000 and $12,000 during 2006, 2005 and 2004.  The Producer Options granted for each of the three years ended December 31, 2006 vested immediately upon the grant date and expire six years from the date of grant.  The fair value of the Producer options were estimated using the Black-Scholes option-pricing model with the following assumptions:

	2006	2005	2004
Risk-free interest rates	5.04%	3.99%	3.71%
Volatility	27%	27%	27%
Dividend yield	None	None	None
Expected life	6 years	6 years	6 years

There were no shares of Series A Stock awarded during 2006, 2005 and 2004.

In 2006, the Compensation Committee reviewed the Company’s executive compensation policies and programs to ensure that executive compensation was linked to the creation of shareholder value and to assess the competitiveness of the compensation programs.  Compensation for executives during 2006 consisted of base pay which is determined based on the factors set forth above.

In 2006, the Compensation Committee approved the Executive Officer Personal Performance Bonus policy (the "Performance Bonus") for the year ended December 31, 2006 (the “Bonus Year”).  This bonus policy was created to incentivize the performance of the executive officers.

Each executive officer was entitled to an annual Personal Performance bonus based on a percentage of his or her annual salary (the “Bonus Percentage”).  Payment of the maximum Bonus Percentage was contingent upon achievement of personal performance goals and the Company achieving a certain level of net income during the Bonus Year.  The Compensation Committee established the maximum Bonus Percentage in the first quarter of 2006 and each respective executive officer and his or her supervisor or, in the case of Ms. Regan, the Compensation Committee, agreed upon personal performance goals at that time.  Performance goals varied among executive officers, but were primarily based upon achievement of individual business objectives and progress in key Company initiatives.  Calculation of the personal performance bonuses to be paid was based on the extent to which the personal performance goals were achieved.

We have employment arrangements with each of the executive officers, and their annual base salary is reviewed and approved annually by the Compensation Committee.  In setting the executive officers compensation for 2006, the Compensation Committee considered several factors, including the Company’s financial condition and past performance, the compensation levels of executive officers with companies in comparable industries, in addition to their individual performance and continuing contributions to the Company.  In addition to the base salary, the executive officers participated in the 2006 Performance Bonus program discussed above,. and were eligible to receive an annual incentive bonus, up to a maximum of 80% of base salary, based upon the achievement of their operating and financial goals, and the Company achieving a certain level of net income.  None of the executive officers was awarded a bonus for 2006.

In May 2005, at the request of Ms. Regan and Mr. Pitts, the Compensation Committee reduced their salaries to $10,000 per month.  Ms. Regan and Mr. Pitts made this request in order to demonstrate their belief and commitment to the Company.  In December 2005, the Compensation Committee, Ms. Regan and Mr. Pitts agreed to change their salaries to $25,000 per month.  In May 2006 the independent directors of the Board met, and the Compensation Committee members and Ms. Regan and Mr. Pitts agreed to amend the compensation arrangement such that Ms. Regan would earn $35,400 per month and Mr. Pitts would earn $31,250 per month.

Executive Compensation

The following Summary Compensation Table sets forth the compensation of (i) the Company’s Chief Executive Officer and (ii) the two most highly compensated executive officers other than the Chief Executive Officer, who, with the Chief Executive Officer, were the only executive officers of the Company as of December 31, 2006.

Summary Compensation Table

		Salary	Bonus	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation
Name and Principal Position	Year	($)	($) (1)	($)	($)	($)

Lynda L. Regan,	2006	372,115	-	-	-	8,696	(2), (3)
Chief Executive Officer	2005	308,942	-	-	-	6,993	(2), (3)
	2004	581,824	-	-	-	7,805	(3)

R. Preston Pitts,	2006	343,269	-	-	22,880	8,018	(2), (3)
President, Chief	2005	251,899	-	-	15,501	5,385	(2), (3)
Operating Officer and	2004	463,370	40,000	-	5,223	19,243	(3)
Chief Financial Officer

John W. Abbott,	2006	200,000	-	-	-	696	(3)
Chief Information	2005	199,135	44,606	27,049	-	673	(3)
Officer	2004	186,635	40,000	15,415	-	626	(3)

(1)

The amount represents bonuses in the year in which they were earned.  See “Compensation Discussion and Analysis” above on how bonuses are awarded.

(2)

The amount includes matching contributions made by the Company pursuant to its 401(k) Plan and non-qualified tax deferred compensation plan.  The 401(k) Plan is available to all employees and allows employees to defer, on a pre-tax basis, up to 15% of their annual compensation as contributions to the 401(k) plan, subject to a maximum of $15,000.  The Company typically matches 50% of each employee’s contributions up to 6% of their annual compensation, subject to a maximum of $7,500.  The Company also sponsors a non-qualified tax deferred compensation plan, which is available to certain employees who, because of Internal Revenue Code limitations, are prohibited from contributing the maximum percentage of salary to the 401(k) Plan.  Under this deferred compensation plan, certain employees may defer, on a pre-tax basis, a percentage of annual compensation, including bonuses.  The Company typically matches 50% of each employee’s contributions up to a maximum of 6% of annual compensation, less amounts already matched under the 401(k) plan.

(3)

Includes life insurance premiums paid by the Company for the benefit of a named executive officer.

We have in effect employment arrangements with each of our executive officers.  The employment arrangements set forth minimum base salary amounts and provide each executive with a targeted performance bonus.  We describe these employment arrangements in “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards in Last Fiscal Year

No plan-based awards were granted in the year ended December 31, 2006.

Outstanding Equity Awards as of December 31, 2006

	OPTION AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Secuities Underlying Unexercised Unearned Options [1]	Option Exercise Price ($)	Option Expiration Date

Lynda L. Regan,	413,700			1.53	1/1/2010
Chief Executive Officer

R. Preston Pitts,	110,000	90,000		0.73	1/1/2008
President, Chief	225,000			1.27	1/1/2009
Operating Officer and	400,000			1.53	1/1/2010
Chief Financial Officer	60,000		15,000	1.68	1/1/2012

John W. Abbott,	45,000		30,000	1.68	3/12/2013
Chief Information Officer	20,000		30,000	1.69	5/1/2014
	25,000			0.84	12/21/2015

[1] Vesting Schedules:
R. Preston Pitts:	15,000 on 1/1/2010
John W. Abbott:	15,000 on 3/12/2007
	10,000 on 5/1/2007
	15,000 on 3/12/2008
	10,000 on 5/1/2008
	10,000 on 5/1/2009

Options Exercised or Stock Vested in Last Fiscal Year

No stock options were exercised in the year ended December 31, 2006.  The Company has not issued any unvested stock awards.

Non-Qualified Deferred Compensation

The following table shows information about the participation by executive officer in the Company’s non-qualified deferred compensation plan:

	Executive Contributions in 2006	Registrant Contributions in 2006	Aggregate Earnings in 2006	Aggregage Withdrawals / Distributions	Aggregage Balance at December 31, 2006
Name	($)	($) (1)	($)	($)	($)

Lynda L. Regan	-	-	-	-	-

R. Preston Pitts	4,298	2,149	22,880	3,523	377,339

John W. Abbott	-	-	-	-	-

1)

Amounts in this column represent matching contributions by the Company in 2006 under the Company’s non-qualified deferred compensation plan.  This is different from the amount in matching contributions reported in the Summary Compensation Table for 2006, which represent the aggregate matching contributions under the Company’s 401(k) Plan and non-qualified compensation plan.

Directors’ Compensation

Director Compensation as of December 31, 2006

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualifed Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Donald Ratajczak	16,000	-	-	-	-	-	16,000

Ute Scott-Smith	16,000	-	-	-	-	-	16,000

J. Daniel Speight, Jr.	16,000	-	-	-	-	-	16,000

The compensation for directors of the Company who are not officers or employees of the Company currently consists of a $10,000 annual retainer plus a $1,500 attendance fee for each Board or committee meeting attended.  Also, independent directors of the Company are eligible to receive stock options.  Currently, Donald Ratajczak, Ute Scott-Smith and J. Daniel Speight, Jr. are the only independent directors of the Company.  The other directors are otherwise employed by the Company and are not separately compensated for serving as directors or attending Board or committee meetings.

Certain Relationships and Related Transactions

Pursuant to the terms of the Amended and Restated Shareholder Agreement with Lynda L. Regan, Chief Executive Officer of the Company and Chairman of the Company’s Board of Directors, upon the death of Ms. Regan, the Company would have the option (but not the obligation) to purchase from Ms. Regan’s estate all shares of Common Stock that were owned by Ms. Regan at the time of her death, or were transferred by her to one or more trusts prior to her death.  In addition, upon the death of Ms. Regan, her heirs would have the option (but not the obligation) to sell their inherited shares to the Company.  The purchase price to be paid by the Company shall be equal to 125% of the fair market value of the shares. As of December 31, 2006, the Company believes that 125% of the fair market value of the shares owned by Ms. Regan was equal to $900,000.  The Company has purchased life insurance coverage for the purpose of funding this potential obligation upon Ms. Regan’s death.

On January 25, 2007, prospectdigital LLC ("prospectdigital"), an indirect wholly owned subsidiary of the Company, sold certain of its assets, which primarily included fixed assets and other miscellaneous operating assets, to PD Holdings LLC ("PD Holdings").  In addition, PD Holdings agreed to assume certain liabilities of prospectdigital.  Lynda Regan, Chief Executive Officer, and R. Preston Pitts, President, Chief Operating Officer and Chief Financial Officer of the Company, are the primary owners of PD Holdings.  In connection with the sale, the Company also entered into a service agreement with PD Holdings, whereby subsidiaries of the Company will provide certain administrative services to PD Holdings, for a fee equal to the cost of the services provided.

Prospectdigital received $116,000 in consideration of the sale, which was greater than the estimated fair value of the assets of prospectdigital being sold, as determined by a third-party independent valuation.  The amount of consideration was approved by the Board of Directors of the Company.

Approval of Related Transactions

Each of our executive officers is required to report all transactions that had or will have a direct or indirect material interest with respect to the Company.  The Board of Directors then reviews and discusses these transactions.  The Company does not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee was formed in December 2004 and, as of the date hereof, is comprised of Ute Scott-Smith, Dr. Donald Ratajczak, and J. Daniel Speight, Jr.  No members of the Compensation Committee were also employees of the Company or its subsidiaries during 2006 or at any time prior to 2006, except that Ute Scott-Smith served as Senior Vice-President of the Company from 1990 to April of 1997.  None of the Company’s executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee Report

During 2006, at each of its meetings, the Audit Committee met with senior members of management and the Company’s independent auditors.  Management reviewed the audited financial statements in the Annual Report on Form 10-K with the Audit Committee.  The Audit Committee discussed with management and the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  During 2006, (i) eight Audit Committee meetings were held, and (ii) the members of the Audit Committee maintained their independence (as such term is defined in the New York Stock Exchange listing standards) from the Company.

The Audit Committee also discussed with its independent auditors the matters required to be discussed by Statement Of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussion with Audit Committee), as adopted by the Public Company Oversight Board in Rule 3600T, and discussed with them their independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

In performing these functions, the Audit Committee acts in an oversight capacity, relying on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and for the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectfully submitted by the Audit Committee,

Ute Scott-Smith, Chairperson

Dr. Donald Ratajczak

J. Daniel Speight, Jr.

Audit Fees and Audit-Related Fees

The following table presents the aggregate fees billed for professional services rendered by Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005.

	2006	2005
Burr, Pilger & Mayer LLP
Audit Fees	$193,090	$180,261
Audit-Related Fees	$-	$5,575

PricewaterhouseCoopers LLP
Audit Fees	$15,000	$42,706
Audit-Related Fees	$-	$15,016

Total
Audit Fees (1)	$208,090	$222,967
Audit-Related Fees (2)	$-	$20,591

(1) Represents professional fees for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Services performed consisted primarily of review of amendments to a registration statement filed with the SEC.

Tax Fees

No aggregate fees were billed in either of the last two years for professional services rendered by Burr, Pilger & Mayer LLP or PricewaterhouseCoopers LLP for tax compliance, tax advice or tax planning.

All Other Fees

Burr, Pilger & Mayer LLP also billed the Company $3,476 for non-audit professional services performed during the fiscal year ended December 31, 2006, related primarily to Sarbanes-Oxley section 404 consultation.  The Audit Committee has considered whether such non-audit services are compatible with maintaining auditor independence.

No aggregate fees were billed during the fiscal year ended December 31, 2005, for other services rendered by Burr, Pilger & Mayer LLP or PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

All services to be performed for the Company by our independent auditors must be separately pre-approved by the Company’s Audit Committee.  All services provided by our independent auditors in 2006 and 2005 were approved in advance by the Audit Committee.

ITEM 2

RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s principal independent registered public accounting firm for the year ending December 31, 2007, and your proxy will be so voted unless you specify otherwise.

The Audit Committee has appointed Burr, Pilger & Mayer LLP, as principal independent registered public accountants for the Company for the year ending December 31, 2007.  The Board of Directors concurred with the Audit Committee’s decision.

Although the shareholders’ ratification vote will not affect the current year’s appointment or retention, the Audit Committee will consider the shareholders’ vote in determining its appointment of the Company’s independent auditors for the next fiscal year.  The Audit Committee, in appointing the Company’s independent auditors, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

The approval of this appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement.  If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2008 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and proxy form relating to such meeting must submit such proposal in writing, along with proof of eligibility, to the Company's Secretary (2090 Marina Avenue, Petaluma, CA  94954).  Such proposals must be received by the Company no later than January 5, 2008.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the accompanying form has been or will be paid by the Company.  In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in doing so.  To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may engage (without additional compensation) in the solicitation of proxies personally, by telephone, electronic mail or facsimile.

AUDITORS

Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  Those representatives will have the opportunity to make a statement if they desire to do so.

ANNUAL REPORT ON FORM 10-K

Without charge, beneficial owners of our Common Stock as of the record date of April 27, 2007, may obtain copies of our Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC for 2006 by submitting a written request to R. Preston Pitts, President, at 2090 Marina Avenue, Petaluma, California 94954.

Exhibit 14

RHC Holding Corp. Finance Code of Professional Conduct

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — Regan Holding Corp.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Regan Holding Corp. (the “Company”) hereby appoints Lynda L. Regan and R. Preston Pitts or any one of them (with full power to act alone and to designate a substitute) Proxies of the undersigned, with authority to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Monday, June 11, 2007 at 8:00 a.m., Pacific Time, at the headquarters of the Company, 2090 Marina Ave., Petaluma, California, 94954, and any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted on the reverse side of this card (each of which is being proposed by the Company) and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” EACH PROPOSITION LISTED ON THE REVERSE UNLESS OTHERWISE INDICATED.

This Proxy is solicited on behalf of the Board of Directors of Regan Holding Corp. and may be revoked prior to its exercise.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

(Continued and to be signed on reverse side.)

Regan Holding Corp.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A. Re-election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:
	For	Withhold		For	Withhold		For	Withhold
01 - Ute Scott-Smith	☐	☐	02 - J. Daniel Speight, Jr.	☐	☐	03 - Dr. Donald Ratajczak	☐	☐

04 - R. Preston Pitts	☐	☐	05 - Lynda L. Regan	☐	☐

B. Issues — The Board of Directors recommends a vote FOR the following resolution.

				For	Against	Abstain
2. Ratification of the appointment of Burr, Pilger & Mayer as the Company’s independent registered public accounting firm for the year ending December 31, 2007.				☐	☐	☐

C. Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance
Mark box to the right if ☐
you plan to attend the
Annual Meeting.

D. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.			Signature 1 — Please keep signature within the box.			Signature 2 — Please keep signature within the box.